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                                                                   Exhibit 10.30

               SHARE SUBSCRIPTION AND DEBENTURE PURCHASE AGREEMENT
                       entered into as of February 1, 1999

BETWEEN: GILDAN ACTIVEWEAR INC., a corporation duly constituted under the laws of Canada having its registered office at 725 Montee de Liesse, Ville St-Laurent, Quebec H4T 1P5, herein acting and represented by H. Greg Chamandy, its Chairman and Chief Executive Officer, duly authorized;

                        (hereinafter the "Corporation")

AND: CAPITAL D'AMERIQUE CDPQ INC., a corporation duly constituted under the laws of the Province of Quebec having its head office at 1981 McGill College Ave, Montreal, Quebec H3A 3C7 herein acting and represented by Luc Houle and Eric Doyon;

                        (hereinafter ("Capital d'Amerique")

WHEREAS Capital d'Amerique submitted to the Corporation a financing offer under letter agreement dated December 17, 1998 and accepted by the Corporation on December 18, 1998 (the "Financing Offer");

WHEREAS the Financing Offer provides that Capital d'Amerique is to subscribe for 444,444 Class A Subordinate Voting Shares ("Class A Shares") of the share capital of the Corporation for a subscription price of $4,999,995 and to purchase at par a debenture having a principal amount of $15,000,000, the whole in accordance with the terms and conditions contained therein; and

WHEREAS the parties hereto wish to give effect to such Financing Offer;

ACCORDINGLY, the parties hereto have agreed as follows:

1.    Preamble and Schedules

      The preamble hereof and the schedules hereto form part of this Agreement.

2.    Share Subscription, Purchase of Debenture and Payment

2.1   Share Subscription and Payment

2.1.1 Subject to the terms and conditions contained herein, Capital d'Amerique hereby subscribes for 444,444 Class A Shares of the share capital of the Corporation in
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                       [LETTERHEAD OF HART, SAINT-PIERRE]

                              TELECOPY TRANSMISSION
===============================================================================

DATE:                         February 3, 1999

--------------------------------------------------------------------------------
          Name                   Office             Telecopier Number
--------------------------------------------------------------------------------
      Kevin Morley           Meighen Demers           416/977-5239
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       Tom Karlov        Bank of America Canada       312/974-8780
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     Ken Cieply, CA      Gildan Activewear Inc.         728-2269
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FROM:                         Gino Martel

NUMBER OF PAGES:              26 (Including this page)

RE:                           Gildan Activewear Inc. - CDPQ
                              Our file no.: 11002-097

================================================================================
CONFIDENTIALITY CAUTION: This message is intended only for the use of the individual or person to which it is addressed and contains information that is privileged and confidential. If the reader of this message is not the intended recipient, or the employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication by error, please notify us immediately by telephone and return the original message to us at the above address at our cost.
================================================================================

MESSAGE:

Enclosed please find an English translation of the Subscription Agreement and Debenture that was signed in French by Gildan and CDPQ on February 1, 1999.

You may presume that this English translation is a true and complete translation of the French documents.

If you have any questions with respect to the foregoing, please do not hesitate to contact the undersigned.

Yours truly,


/s/ Gino Martel

Gino Martel

GM:sdp
Encl.
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      consideration of a total subscription price of $4,999,995, being a subscription price of $11.25 per share, such subscription price being paid to the Corporation at the date hereof by cheque and receipt thereof being acknowledged by the Corporation.

2.12 The Corporation hereby confirms having accepted this share subscription and has caused the registrar to issue as of the date hereof a share certificate representing 444,444 Class A Shares of the share capital of the Corporation registered in the name of "Capital d'Amerique CDPQ Inc.".

2.2   Debenture Purchase and Payment

2.2.1 Subject to the provisions hereof and the adjustments contemplated herein or in any document incorporated by reference, Capital d'Amerique hereby purchases from the Corporation, in consideration for the payment of a principal amount of $15,000,000, a debenture identified as "Debenture A-6" and having the form and content of the debenture reproduced as Schedule
      2.2 hereof and having a principal amount of $15,000,000.

2.2.2 Capital d'Amerique hereby pays to the Corporation, as of the date hereof, by cheque, an amount of $15,000,000 as the aggregate purchase price of Debenture A-6, the Corporation acknowledging receipt of payment thereof in full and issuing as of the date hereof Debenture A-6 registered in the name of "Capital d'Amerique CDPQ Inc.".

2.3   Use of Proceeds by the Corporation

      The Corporation hereby represents and declares that the proceeds derived by the Corporation from the share subscription and purchase of the debenture by Capital d'Amerique shall be added to the general funds of the Corporation to improve its working capital.

3.    Representations and Warranties

      The Corporation hereby represents and warrants to Capital d'Amerique as follows, and acknowledges that Capital d'Amerique is relying upon the accuracy and completeness of each of such representations and warranties in connection with its share subscription and its purchase of Debenture A-6 and the completion of the other transactions hereunder.

3.1   Status and Corporate Authority

      The Corporation and its subsidiaries ("Subsidiaries") are duly incorporated and organized and validly exist under the laws of their respective jurisdiction of incorporation and are duly qualified to carry on their respective businesses as presently conducted and, further, the Corporation has full corporate power and authority to enter into this Agreement and to issue to Capital d'Amerique 444,444 Class A Shares and Debenture A-6 in the manner contemplated herein and to perform all of its obligations under this Agreement.
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3.2   Authorization

      The Corporation has taken all necessary actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and the issuance of 444,444 Class A Shares and the sale to Capital d'Amerique of Debenture A-6. This Agreement and Debenture A-6 as well as any other agreement executed in favour of Capital d'Amerique pursuant to the Financing Offer or this Agreement, constitute legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms and conditions, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the enforcement of rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

3.3   Necessary Licences

      To the best of the Corporation's knowledge and save and except for omissions or errors which do not have a material adverse effect on the Corporation nor prevent the Corporation from operating in the normal course, the Corporation and each of its Subsidiaries hold all necessary licenses, registrations and qualifications in each Jurisdiction in which they own or lease any property or the nature or conduct of their respective businesses or any part thereof, makes such qualification necessary or desirable to enable their respective businesses to be carried on as now conducted or to enable the businesses to be owned, leased and operated.

      To the best of the Corporation's knowledge and save and except for omissions or errors which do not have a material adverse effect on the Corporation and its Subsidiaries nor prevent the Corporation and its Subsidiaries from operating in the normal course, all of the Corporation's and its Subsidiaries' licenses, registrations and qualifications to carry on their respective businesses are valid and subsisting and the Corporation and such Subsidiaries are in compliance with all the material terms and conditions of such licenses, registrations and qualifications to allow them to carry on business in the ordinary course. There are no proceedings in progress, pending or, to the best of the knowledge of the Corporation, threatened, which could result in the revocation, cancellation or suspension of any such licenses, registrations or qualifications.

3.4   Authorized and Issued Share Capital

      The authorized share capital of the Corporation is reproduced at Schedule
      3.4 hereto. Such schedule also provides for the name of all shareholders of the Corporation who own 10% or more shares of any one class of shares of the Corporation and for the number of shares of each class held by such shareholders in the share capital of the Corporation. Except as disclosed in Schedule 3.4 (A) attached hereto, no person holds any share or purchase option, warrant, right of first refusal, pre-emptive right conversion right or any other right whatsoever in connection with the share capital of the Corporation or
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      any of its Subsidiaries. The minute books of the Corporation and of its
      Subsidiaries are true, accurate and complete.

      All issued and outstanding shares of the share capital of the Corporation and of each of its Subsidiaries have been duly authorized and issued as fully paid and non assessable and are not subject to any statutory transfer restrictions other than those contained in the articles of the Corporation or of its Subsidiaries and, in the case of the issued and outstanding Class B Multiple Voting Shares, those further restrictions set forth in Schedule 3.4(B) hereto.

3.5   Constating Documents, Subsidiaries and Investments

      The Corporation has no subsidiaries other than the Subsidiaries listed in
      Schedule 3.5 hereto and does not have any direct or indirect equity or convertible into equity investments of a material nature in any other entitles or businesses. The constating documents of the Corporation are attached hereto as Schedule 3.5 (A).

3.6   Financial Information

      The Corporation has, prior to the date hereof, provided Capital d'Amerique with copies of certain audited and unaudited financial statements of the Corporation and its Subsidiaries. Such financial statements are attached as Schedule 3.6. The documents contained in Schedule 3.6 are herein referred to as the "Financial Statements". The Financial Statements disclose adequately and accurately the financial condition of the Corporation and its Subsidiaries as well as the results of their operations on the date and for the periods covered by such Financial Statements. Such Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Corporation and its Subsidiaries as of the respective dates of the Financial Statements and earnings and results of operations of the Corporation and its Subsidiaries for the respective periods covered by the Financial Statements. The financial position and condition of the Corporation and its Subsidiaries is now as good as that shown on or reflected in the Financial Statements; the Corporation and its Subsidiaries have carried on business and continued their operations only in the ordinary and normal course of business consistent with past practice and them has not been: (i) any material adverse change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation or any of its Subsidiaries; (ii) except as set out in Schedule
      3.6 (B), any obligation or liability (whether absolute, accrued, contingent or otherwise and, whether due or to become due) incurred by the Corporation or any of its Subsidiaries other than those incurred in the ordinary and normal course and consistent with past practice; (iii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares in the capital of the Corporation or of any of its Subsidiaries or any direct or indirect redemption, purchase. or other acquisition of any such shares; or (iv) any issuance or sale by the Corporation or any of its Subsidiaries or undertaking by the Corporation or any of its Subsidiaries, for the issuance or sale by the Corporation or any of its Subsidiaries, of any shares in

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      the share capital or securities convertible into or exercisable for shares in the share capital of the Corporation or of any of its Subsidiaries.

3.7   Tax Reporting

      a) Save and except as set forth in Schedule 3.7 hereto, the Corporation and its Subsidiaries have duly filed on a timely basis all tax returns required to be filed by them and have paid all taxes that am due and payable, and all assessments, reassessments, governmental charges, penalties, interest and fines due and payable by them.

      b) The Corporation and its Subsidiaries have made adequate provision for taxes payable by them for the current period and any previous period for which tax returns are not yet required to be filed. There are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its Subsidiaries in respect of taxes, governmental charges or assessments, nor are any material matters under discussion with any governmental authority with respect to any charges or assessments asserted by such authority.

      c) The Corporation and its Subsidiaries have withheld from each payment made to any of their past or present employees, officers or directors, and to any non-resident of Canada, the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation. The Corporation has remitted to the appropriate tax authority when required by law to do so all amounts collected by it on account of GST or any other goods and services taxes.

      d) Save and except as set forth in Schedule 3.7 hereto, the income tax liability of the Corporation and its Subsidiaries have been assessed by the appropriate tax authorities for all fiscal years up to and including the fiscal year ended [October 5, 1997] and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of any tax, governmental charge or deficiency against the Corporation or any of its Subsidiaries. The Corporation has provided to Capital d'Amerique a true copy of all tax returns filed by the Corporation and each of its Subsidiaries in respect of the five last completed fiscal years of the Corporation and of each of its Subsidiaries.

3.8   Intellectual Property

      Attached hereto as Schedule 3.8 is a complete and accurate list of all trade marks, trade names, business names, patents, inventions, know-how, copyrights, service marks, brand names, industrial designs and all other industrial or intellectual property owned or used by the Corporation and its Subsidiaries in carrying on the business in Canada and all applications therefor and all goodwill connected therewith, including, without limitation, all licenses, registered user
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      agreements and all like rights used by or granted to the Corporation or to its Subsidiaries in connection with the business and all right to register or otherwise apply for the protection of any of the foregoing
      (collectively the "Intellectual Property"). The Corporation is the beneficial owner of the Intellectual Property, free and clear of all encumbrances. The Corporation is not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person by the Corporation, nor has the Corporation or any of its Subsidiaries received any notice that the conduct of the business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, and the Corporation, after due inquiry, has no knowledge of any infringement or violation of any of the rights of the Corporation or any of its Subsidiaries in the Intellectual Property. The conduct of the business of the Corporation and its Subsidiaries does not infringe upon the patents, trade marks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person.

3.9   Insurance

      (a) The Corporation and its Subsidiaries have all of their property and assets insured against loss or damage by all hazards or risks on a replacement cost basis. The Corporation and its Subsidiaries are not in default in respect to any of the provisions contained in any such insurance policy and have not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion.

      (b) The Corporation has directors' and officers' liability insurance providing for a minimum coverage of $50 million and subject to a deductible of $250,000 for security claims and $50,000 for other claims per occurrence.

      (c) The Corporation has taken necessary steps to subscribe life insurance policies over the life of H. Greg Chamandy and Glenn J. Chamandy, on a "last to die" basis for an amount of at least $15 million with terms and conditions to be agreed to by Capital d'Amerique. The Corporation shall provide Capital d'Amerique within sixty (60) days from the date hereof with acceptable evidence that such life insurance has been subscribed and is in full force and in effect.

      (d) Until all sums due under Debenture A-6 have been paid in full, the Corporation shall maintain the above mentioned insurance policies in force and effect and shall provide to Capital d'Amerique from time to time, at its request, with confirmation that such insurance coverages are in force. In addition, such insurance coverages shall not be amended or changed without Capital d'Amerique prior written consent, not to be unreasonably withheld or delayed.

3.10  Consents and Approvals

     3.10.1 Except for the filing of a notice pursuant to section 46 of the Securities Act (Quebec) with the Quebec Securities Commission within 10 days hereof, the Corporation has made and/or obtained all necessary filings,
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            approvals, consents and acceptances of appropriate regulatory authorities (including the Montreal and Toronto exchanges) in order to permit Capital d'Amerique to purchase the Class A Shares as contemplated hereby, to permit the Corporation to sell the Class A Shares as herein provided.

     3.10.2 Promptly following the consummation of the transactions contemplated herein, the Corporation shall effect such filings as may be required by the Montreal and Toronto exchanges in order that the Class A Shares may be listed and posted for trading on such exchanges.

     3.10.3 The Corporation confirms that immediately after the date hereof, the hold period applicable to the alienation (first trade) in the Class A Shares by Capital d'Amerique under the securities laws of the Province of Quebec will be 12 months from the date hereof.

     3.10.4 Except as previously made and/or obtained and as set forth in paragraph 3.10.1, there is no additional requirement to make any filing with, give any notice to or obtain any licence, permit certificate, registration, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement. Additionally, there is no requirement under any contract relating to the business or the Corporation or any of is Subsidiaries to which the Corporation or any of its Subsidiaries is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement.

3.11  Litigation

      There are no actions, suits or proceedings pending or, to the knowledge of the Corporation, after due inquiry, threatened against or affecting, the Corporation or any of its Subsidiaries at law or in equity, or before or by any federal, provincial, municipal or other governmental department court, commission, board, bureau, agency or instrumentality, domestic or foreign or by or before an arbitrator or arbitration board. The Corporation is not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success against the Corporation or any of its Subsidiaries.

3.12  No Violation

      The execution and delivery of this Agreement by the Corporation and the consummation of the transactions herein provided for will not result in either: (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Corporation under: (i) any contract to which the Corporation or any of its Subsidiaries is a party or by which any of them is bound; (ii) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Corporation or any of its Subsidiaries; (iv) any material licence, permit, approval, consent or authorization held by the Corporation or any
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      of its Subsidiaries or (v) any applicable law, statute, ordinance, regulation or rule; or (b) the creation or imposition of any charge on any of the property or assets of the Corporation or any of its Subsidiaries.

3.13   Non-Arm's Length Transactions

      The Corporation has not since October 4, 1998 made any payment or loan to, or borrowed any money from or is otherwise indebted to, any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation or any of its Subsidiaries (within the meaning of the Tax Act), except as disclosed in the Financial Statements and in
      Schedule 3.13 (A) and except for usual employee reimbursements and compensation paid in the ordinary and normal course of business. Except as disclosed in the Corporation's proxy circular for the 1998 year end and for contracts of employment and for the agreements described in Schedule
      3.13 (B), the Corporation or any of its Subsidiaries are not a party to any contract with any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation or any of its Subsidiaries and no entity that is an affiliate or associate of one or more of such individuals: (a) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor of the Corporation or any of its Subsidiaries or a lessor, lessee, supplier, distributor, sales agent or customer of the Corporation of any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any property that the Corporation or any of its Subsidiaries uses in the operation of their respective businesses; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation or any of its Subsidiaries, except for any liabilities reflected in the Financial Statements and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under any applicable employee plans.

3.14  Environmental Matters

      To the best of the Corporation's knowledge except for matters which, singly or in the aggregate, would not have a material adverse impact on the business or financial condition of the Corporation:

      (a) The Corporation and its Subsidiaries have been and are in compliance with all applicable federal, provincial and municipal laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administration or regulatory agency ("Environmental Laws") relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances ("Hazardous Substances") necessary to carry on business in the normal course;

      (b) Except as disclosed in Schedule 3.14 (B) hereto, the Corporation and its Subsidiaries have obtained all licences, permits, approvals, consents, certificates, registrations and other authorizations under Environmental Laws (the "Environmental Permits") required for the operation of their
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            respective businesses. Each Environmental Permit is valid, subsisting and in good standing and the Corporation and its Subsidiaries are not in default or breach of any Environmental Permit and no proceeding is pending, or threatened, to revoke or limit any Environmental Permit;

      (c) The Corporation and its Subsidiaries have not used or permitted to be used, except in compliance with all Environmental Laws, any of their property or facilities or any property or facility that they previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardeous Substance;

      (d) Except as disclosed in Schedule 3.14 (D) hereto, The Corporation and its Subsidiaries have never received any notice of, nor been prosecuted for an offence alleging, non-compliance with any Environmental Laws, and neither the Corporation nor any of its Subsidiaries has settled any allegation of non-compliance short of prosecution. There are no orders or directions relating to environmental matters requiring any work, repairs, constructions or capital expenditures with respect to any property of the Corporation or any of its Subsidiaries nor has the Corporation or any of its Subsidiaries received notice of any of the same;

      (e) Neither the Corporation nor any of its Subsidiaries has caused or permitted, or does it have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties or assets or any property or facility that it previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which the Corporation or any of its Subsidiaries is or may reasonably be alleged to have liability.

      (f) Neither the Corporation nor any of its Subsidiaries has received any notice that it is potentially responsible for a federal, provincial, municipal or local clean-up site or corrective action under any Environmental Laws.

3.15  Reporting Issuer

      The Corporation is a reporting issuer not in default for the purposes of the Securities Act (Quebec), the Securities Act (Ontario) and similar securities legislation of all the provinces of Canada.

3.16 Covenant to maintain status The Corporation shall use its best efforts to maintain its status as a reporting issuer not in default for the purpose of the Securities Act (Quebec) and similar securities legislation in all provinces of Canada at least until such time the principal amount of Debenture A-6 has been paid in full.

3.17  Full Disclosure

      Neither this Agreement nor any document to be delivered pursuant to this Agreement by the Corporation nor any certificate, report, statement or other document furnished by the Corporation in connection with the negotiation of this Agreement contains any untrue statement of a material fact or omits to state a
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      material fact necessary to make the statements contained herein not misleading. To the best of the knowledge of the Corporation, after due enquiry, there has been no event, transaction or information that has come to the attention of the Corporation that has not been disclosed to Capital d'Amerique in writing that could reasonably be expected to have a material adverse effect on the assets, business, earnings, prospects, properties or condition (financial or otherwise) of the Corporation and its Subsidiaries on a consolidated basis.

4.    Additional Conditions in favour of Capital d'Amerique

      The purchase of Debenture A-6 and the share subscription provided herein are subject to the following additional terms and conditions for the exclusive benefit of Capital d'Amerique, to be fulfilled no later than on the date of execution hereof.

4.1 The Corporation shall have executed a certificate addressed to Capital d'Amerique stating that all terms and conditions contemplated by the Financing Offer referred to in the preamble or contained in this Agreement have been satisfied or met and confirming that there have been no material adverse changes in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation and its Subsidiaries since October 4, 1998.

4.2 The Corporation shall deliver to Capital d'Amerique favourable legal opinion of Hart, Saint-Pierre, Counsel to the Corporation and of Ogilvy Renault, special counsel to the Corporation, in the foam of the draft attached hereto as Schedule 4.2.

4.3 The appropriate parties shall have executed contemporaneously with the execution of this Agreement a Non-Competition and Non-Diversion Agreement in the form of the final draft of such agreement attached hereto as
      Schedule 4.3.

4.4 The Corporation hereby grants the right to Capital d'Amerique to appoint from time to time a representative to act as an observer at all meetings of the board of directors of the Corporation and of committees thereof for as long as Capital d'Amerique is the holder of Debenture A-6 or Capital d'Amerique or any affiliate thereof holds at least 222,222 Class A Shares of the Corporation, as adjusted to take into account any share reorganization. Such representative shall also be entitled to receive, on a timely basis, all notices, communications and material sent to directors of the Corporation. Such representative shall not be paid any fees but all pre-approved costs incurred in connection with the attendance at meetings shall promptly be reimbursed by the Corporation upon presentation of vouchered expenses.

5.    Representations and Warranties of Capital d'Amerique

      Capital d'Amerique hereby represents and warrants to the parties hereto as follows:
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      a)    Capital d'Amerique is a corporation duly constituted and subsisting under the laws of the Province of Quebec.

      b) Capital d'Amerique has the corporate power and necessary authority to enter into and perform its obligations under this Agreement.

      c) This Agreement and the Financing Offer and all agreements executed by Capital d'Amerique in favour of the Corporation pursuant thereto, have been duly authorized, executed and delivered by Capital d'Amerique and constitute legal, valid and binding obligations of Capital d'Amerique, enforceable against Capital d'Amerique in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the enforcement of rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

      d) The information supplied, or to be supplied, by Capital d'Amerique to the Corporation in connection with the transactions herein contemplated, including, without limitation, the information provided to the Montreal and Toronto exchanges, is true and correct in all material respects.

6.    Covenants of Capital d'Amerique

6.1 Capital d'Amerique shall prepare and deliver to the Corporation, no later than the date hereof, the private placement questionnaires and undertakings required by the Montreal and Toronto exchanges.

6.2 Capital d'Amerique shall provide and/or deliver, in timely fashion, all such documents, and information as may be reasonably requested by the Corporation in connection with the transactions contemplated by this Agreement.

6.3 Capital d'Amerique shall not offer, sell, distribute or otherwise transfer the Class A Shares, or agree to do any of the foregoing, during the period of forty (40) days from the date hereof, except in compliance with the United States Securities Act of 1933, as amended. Capital d'Amerique hereby acknowledges that:

      6.3.1 the Class A Shares covered by this Agreement have not been registered under the United States Securities Act of 1933 (the "Securities Act") and many not be offered or sold in the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S of the Securities Act), unless such securities are registered under such Act, or an exemption from the registration requirements of such Act is available;

      6.3.2 a legend to that effect shall be placed on the certificate(s) representing the Class A Shares; and

      6.3.3 the Corporation is relying upon the covenants set forth in this section 6 when making the representations on its part set forth in Subsection 3.10 hereof.

7.    Indemnification

7.1 Each of the parties hereto (the "Indemnifying Party"), agrees to indemnify and save harmless the other party hereto (the "Indemnified Party") from all claims, demands, proceedings, losses, damages, liabilities, deficiencies, reasonable costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement), suffered or incurred by the Indemnified Party as a result of or arising directly or indirectly out of or in connection with:

      7.1.1 any breach by the Indemnifying Party of or any inaccuracy of any representation or warranty of the Indemnifying Party contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

      7.1.2 any breach or non-performance by the Indemnifying Party of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

7.2 The Indemnified Party shall give the Indemnifying Party prompt written notice of any claim, assertion, event or proceeding concerning any liability or damage as to which it may request indemnification from the Indemnifying Party hereunder. Upon written notice to the Indemnified Party given by the Indemnifying Party after receipt of notice of any such action or proceedings, the Indemnifying Party may assume the defense thereof at its own expense with counsel chosen by the Indemnifying Party. Notwithstanding the foregoing, with respect to any action, suit proceeding or investigation for which the Indemnified Party may request indemnification hereunder, the Indemnified Party may assume the defense thereof with counsel chosen by the Indemnified Party and approved by the Indemnifying Party, at the expense of the Indemnifying Party. In the circumstances referred to in the immediately preceding sentence, if the Indemnified Party does not assume such defense, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgement in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnified Party, of an unconditional release from all liability in respect of such claim. If the Indemnified Party assumes the defense of any such claim or proceeding prior to such a final judgement thereon or to forego appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume the defense of such claim or proceedings.

8.    General Provisions

8.1   Notices

      8.1.1 Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is:

            (a)   delivered personally to an officer or director of such party;

            (b) sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Canada, or

            (c)   sent by telecopy machine.

      8.1.2 Notices shall be sent to the following addresses or telecopy numbers:

            (a)   In the case of the Corporation,

            Gildan Activewear Inc.
            725 Montee de Liesse
            Ville St-Laurent (Quebec)
            H4T 1P5

            Tel.: (514) 735-2023
            Fax:  (514) 738-2269

            Attention: Mr. H. Greg Chamandy. Chairman
            With a copy to:

            Hart, Saint-Pierre
            1 Place Ville-Marie, Suite 2125
            Montreal (Quebec)
            H3B 2C6

            Tel.: (514) 866-6883
            Fax:  (514) 866-8323

            Attention: Mr. Gino Martel

      (b)   in the case of Capital d'Amerique,

            Capital d'Amerique CDPQ Inc.
            1981 McGill College Avenue
            9th Floor
            Montreal (Quebec) H3A 3C7
            Tel.: (514) 847-5915
            Fax:  (514) 847-2493

            Attention: Vice-President, Legal Affairs or to such other address or telecopier number as the party entitled to or receiving such notice, communication, request, demand or other document shall, by a notice given in accordance with this section, have communicated to the party giving or sending or delivering such notice, communication, request demand or other document.

      8.1.3 Any notice, communication, request demand or other document given or sent or delivered as aforesaid shall:

            (a) If delivered as aforesaid, be deemed to have been given, sent, delivered and received on the date of delivery;

            (b) if sent by mail as aforesaid, be deemed to have been given, sent delivered and received (but not actually received) on the third business day following the date of mailing, unless at any time between the date of mailing and the third business day thereafter there is a discontinuance or interruption of regular postal service, whether due to strike or lockout or work slowdown, affecting postal service at the point of dispatch or delivery or any intermediate point, in which case the same shall be deemed to have been given, sent, delivered and received in the ordinary course of the mails, allowing for such discontinuance or interruption of regular postal service; and

            (c) if sent by telecopy machine, be deemed to have been given, sent, delivered and received on the date the sender receives the telecopy answer back confirming receipt by the recipient.

8.2   Counterparts

      This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

8.3   Announcements

      No announcement with respect to this Agreement will be made by any party hereto without the prior approval of the other party. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure or the requirements of the Montreal, Toronto and American exchanges, provided that such party consults with the other party before making any such announcement.

8.4   Assignment

      The rights of Capital d'Amerique hereunder may not be assigned without the prior written consent of the other party unless such assignment is in favour of the Caisse de depot et placement du Quebec or an affiliate thereof, in which case no consent shall be required.

8.5   Successors and Assigns

      This agreement shall be binding on and enure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer on any person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this agreement.

8.6   Defined Terms and Interpretation

      Any terms used herein without being defined herein shall have the meaning ascribed to them in Debenture A-6.

      For the purposes of this Agreement material adverse effect" shall mean any one or more fact(s) or situation(s) involving on an aggregate basis expenses or liabilities in excess of $750,000. In addition, any reference herein to "the best of the Corporation's knowledge" shall be deemed to mean the actual knowledge of the Corporation and the knowledge it would have had if they had conducted a diligent enquiry into the relevant subject-matter.

8.7   Entire Agreement

      This Agreement and the Schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements. representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof, including the Financing Offer which is attached hereto as Schedule 8.7, except with respect to fees and disbursements (and all applicable taxes) of Counsel to Capital d'Amerique which the Corporation acknowledges being responsible for.

8.8   Applicable Laws

      This Agreement shall be construed with and be governed by the laws of the Province of Quebec.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement under seal as of the day and year first above written.


                                    Gildan Activewear Inc.


                                    by:
                                        ------------------------------
                                        H. Gregory Chamandy, Chairman
                                        Chief Executive Officer


                                    Capital d'Amerique CDPQ Inc.


                                    by:
                                        ------------------------------


                                    by:
                                        ------------------------------

                             GILDAN ACTIVEWEAR INC.

                     (Incorporated under the laws of Canada)

                                DEBENTURE No. A-6

                                                   Principal Amount: $15,000,000
                                                    Issue date: February 1, 1999
                                                    Maturity date: June 25, 2004

A.    Interpretation

1. Whenever used in this debenture, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

      (a) "Corporation" means Gildan Activewear Inc., a corporation incorporated under the laws of Canada, and its successors and assigns and in the context of the calculation of the Current Assets, Current Liabilities, Debt, Debt to EBITDA, Ratio and the Working Capital Ratio, means Gildan Activewear Inc. and the subsidiaries thereof included in the formulation of Gildan Activewear Inc.'s consolidated financial statements pursuant to GAAP.;

      (b) "Current Assets" means, on any date, the current assets of the Corporation as at such date determined in accordance with GAAP and on a consolidated basis;

      (c) "Current Liabilities" means, on any date, the current liabilities of the Corporation as at such date determined in accordance with GAAP and on a consolidated basis;

      (d) "Debt" of the Corporation means any indebtedness or liability (other than trade payables, income taxes payable and future income taxes) which, in accordance with GAAP, would be classified as a liability on the consolidated balance sheet of the Corporation, but in any event including, without limitation or duplication:

            (i) all indebtedness of the Corporation for or in respect of borrowed money, credit or other financial accommodation; including the indebtedness of the Corporation under this debenture bankers' acceptances and, in the case of bank borrowings under operating lines of credit, the monthly average of amounts drawn under bank facilities during the preceding twelve (12) months;

            (ii) all indebtedness of the Corporation for or in respect of the purchase or acquisition price of property or services, unless recourse is limited to the repossession and sale of any such property and in the opinion of the auditors of the Corporation the recording of such debt on the balance sheet of the Corporation is not required (provided, however, that debt on account of an equipment purchase shall not be included as Debt until the earlier of the date of receipt of such equipment or the date of payment for same);

            (iii) all obligations under any lease entered into by the
                  Corporation as lessee which would be classified as a capital lease in accordance with GAAP;

            (iv) all obligations under or in respect of performance bonds, bid bonds, letters of credit, letters of guarantee issued by financial institutions and similar instruments; and

            (v) all indebtedness which is directly or indirectly guaranteed by the Corporation (in favour of third parties other than for the benefit of Affiliates of the Corporation) or which the Corporation has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Corporation has otherwise assured a creditor against loss;

      (e) "Debt to EBITDA Ratio" means, at any time, the ratio of (i) the Debt of the Corporation at such time; to (ii) EBITDA of the Corporation at such time;

      (f) "EBITDA" means, in respect of any twelve month period, the net earnings of the Corporation before deduction of interest expense, income taxes and depreciation and amortization expense based on the most recent audited or unaudited financial statements of the Corporation, as the case may be, and determined on a consolidated basis in accordance with GAAP for the twelve month period immediately preceding the date of the calculation;

      (g)   "Event of Default" means any one or more of the events listed in
            Section 7 herein, the occurrence of which entitles the Holder to accelerate the Corporation's obligation to make payment of the Debt evidenced by this debenture;

      (h) "GAAP" means, at any time, Canadian generally accepted accounting principles and practice then in effect applied on a basis consistent with prior years;

      (i) "Holder" means Capital d'Amerique CDPQ Inc. and its successors and any assigns permitted pursuant to the provisions hereof;

      (j)   "Maturity Date" means June 25, 2004;

      (k) "Working Capital Ratio" means, at any time, the ratio of (i) the amount equal to the Current Assets of the Corporation at such time; to (ii) the amount equal to the Current Liabilities of the Corporation at such time.

B.    Promise to Pay

2. For value received, the Corporation hereby promises to the Holder that it will on the Maturity Date pay to the Holder at its place of business indicated herein the principal sum of $15,000,000 in lawful money of Canada. Interest on the said principal sum shall accrue at the rate of 12.5% per annum calculated daily and compounded and be payable quarterly on the 1st day of May, August, November and January of each year thereafter not in advance, and interest on all overdue interest at the same rate, calculated daily and compounded quarterly. The Corporation shall pay interest on any amounts in default after the Maturity Date at the same rate and compounded quarterly.

C.    Prepayment of Principal

3. Except as permitted below, the Corporation may not prepay in whole or in part the principal amount of this debenture prior to February 1, 2002. The Corporation may at its option, prepay to the Holder the full principal amount of this debenture, plus accrued interest, prior to such date in the event the Corporation has at any time prior to such date been the target of a public offer to purchase accepted by holders of securities representing more than 50% of the votes attached to securities outstanding of the Corporation and that the accepted offer price was higher than $16.875 per share, as adjusted to reflect any share reorganization. In such case, the whole principal amount of this debenture, with accrued interest, plus a prepayment penalty equal to three percent (3%) of the principal amount prepaid shall be paid to the Holder within thirty (30) days from the date the public offer shall have been closed.

4. On and after February 1, 2002, the Corporation shall be entitled to prepay all or any portion of the principal amount of this debenture in tranches of at least $1,000,000 principal amount plus accrued interest if the Class A Subordinate Voting Shares of the Corporation have traded on The Toronto Stock Exchange at a weighted average closing price of at least $16.875 per share, as adjusted to reflect any share reorganization, during a period of twenty (20) consecutive trading days ending no more than five (5) trading days before notice of the prepayment is given to the Holder. In such case, a prepayment penalty equal to three percent (3%) of the principal amount prepaid shall then be paid to the Holder with the prepaid amount with accrued interest thereon until the date of payment within five (5) days of the giving of the notice of prepayment.

D.    Agreements of the Corporation

5. The Corporation covenants and agrees with the Holder that, until all indebtedness and liability owing by the Corporation to the Holder evidenced by and payable pursuant to this debenture is paid in full:

      (a)   it will:

            (i) and shall cause each of its Subsidiaries which the Corporation shall reasonably deem necessary for its consolidated operations to preserve and maintain its corporate existence and to qualify and remain duly qualified to carry on business and own property in each jurisdiction in which such qualification is necessary;

            (ii) maintain and preserve in good working order and condition all of its properties that are useful and necessary in the conduct of the business of the Corporation and its Subsidiaries, ordinary wear and tear excepted;

            (iii) maintain key man life insurance on the life of H. Gregory Chamandy and Glenn Chamandy on a "last to die" basis in an amount of at least $15 million with the Holder hereof being the designated loss payee to the extent of the amount remaining unpaid under this debenture it being understood, however, that such policy is currently being negotiated and shall only be in force and effect within sixty (60) days of the date of this debenture;

            (v) maintain (A) property and liability insurance with responsible and reputable insurance companies in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Corporation and its Subsidiaries operate; and (B) directors' and officers' liability insurance with minimum coverage of $30,000,000;

            (v) comply and ensure that its Subsidiaries (subject to the qualification contained in paragraph (i) above) comply in all respects with all applicable laws, rules, regulations and orders to enable the Corporation and its Subsidiaries to carry on business as is currently the case;

            (vi) strictly comply with every covenant and undertaking heretofore or hereafter given by it to the Holder whether contained herein or not;

            (vii)  at all times maintain Working Capital Ratio at not less than
                   1.2 to 1;

            (viii) at all times maintain the Debt to EBITDA Ratio at no greater than 4.0 to 1 as at the last day of each month until June 30, 1999 and 3.5 to 1 as at the last day of each month thereafter.

            (ix) deliver to the Holder as soon as practicable and in any event within 140 days after the end of each fiscal year of the Corporation the audited consolidated financial statements of the Corporation and of its Subsidiaries included in the consolidated financial statements together with any and all notes thereto, consisting, in each case, of at least a balance sheet, statement of changes in financial position and statements of earnings and retained earnings (in each case howsoever designated) together with the applicable report and opinion of the Corporation's auditors as well as the annual audited or unaudited, as the case may be, unconsolidated financial statements of the Corporation and of its Subsidiaries;

            (x) deliver to the Holder as soon as practicable and in any event within 45 days after the end of each quarter of each fiscal year, the unaudited consolidated financial statements of the Corporation as at the end of such quarter, consisting in each case of at least a balance sheet, income statement and statement of changes in financial position.

            (xi) deliver or cause to be delivered to the Holder, concurrently with delivery thereof for approval to the Corporation's board of directors, the annual budget for itself and for its Subsidiaries for the then coming fiscal year. Each such budget shall include the anticipated capital and operating expenditures in respect of the Corporation and any such subsidiary on a consolidated basis;

            (xii) to the extent permitted by applicable law, deliver or cause to be delivered to the Holder such other information relating to the conduct of the business and affairs or the financial position of the Corporation as the Holder may reasonably request from time to time; and

            (xiii) without duplication of the rights granted to the Holder under that certain Share Purchase and Debenture Purchase Agreement entered into as of February 1, 1999 between the Corporation and Capital d'Amerique CDPQ Inc. grant the right to the Holder to appoint from time to time a representative to act as an observer at all meetings of the board of directors of the Corporation and of committees thereof for as long as the Holder or any affiliate thereof is the holder of this debenture. Such representative shall also be entitled to receive, on a timely basis, all notices, communications and material sent to directors of the Corporation.

      (b)   It will not without the prior written consent of the Holder:

            (i) incur or create any secured long term indebtedness which, including existing secured long term indebtedness, would aggregate more than $60,000,000;

            (ii) substantially change the nature of the business of the Corporation and its Subsidiaries as it exists as of the date hereof;

            (iii) incur any additional unsecured debt in excess of $15 million having a maturity date earlier than the Maturity Date of this debenture; such consent not to be reasonably withheld by the Holder hereof in such instance; or

            (iv) issue securities if such issuance would effect a change in the effective control of the Corporation; such consent not to be unreasonably withheld by the Holder hereof in such instance.

E.    Default

6. All indebtedness and liability owing by the Corporation to the Holder hereunder shall, at the option of the Holder, become immediately payable in each and every of the events following:

      (a) If the Corporation is in default in the observance or performance of any written agreement or undertaking given by the Corporation to the Holder and such default continues for more than thirty (30) days after written notice by the Holder of such default is received by the Corporation;

      (b) if the Corporation is in default in making payment of any amount due hereunder;

      (c) if any representation or warranty made by the Corporation in this debenture or in any other agreement outstanding between the Corporation and the Holder proves to have been incorrect in any material respect when made;

      (d) if a default or an event of default under any one or more agreements, indentures or instruments under which the Corporation or any of its Subsidiaries have at the time of this debenture or shall thereafter have outstanding indebtedness shall happen and be continuing, or if any indebtedness of the Corporation or any of its Subsidiaries which is payable on demand is not paid on demand; provided, however that if such default and event of default under such agreement, indenture or instrument shall be remedied or cured as provided in such agreement or waived by the holder or holders of such indebtedness, or if such demand for payment has been rescinded or such default waived then the Event of Default hereunder by mason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action;

      (e) if an order is made or a resolution passed for the winding-up of the Corporation, or if a petition is filed for the winding-up of the Corporation;

      (f) If the Corporation ceases or threatens to cease to carry on business or if the Corporation commits or threatens to commit any act of bankruptcy or if the Corporation becomes insolvent or makes an assignment or proposal in bankruptcy or makes a bulk sale of its assets or if a bankruptcy petition is filed or presented against the Corporation; or

      (g) if any proceedings with respect to the Corporation are commenced under the Companies' Creditors Arrangement Act or the Bankruptcy and insolvency Act and such proceedings are not successfully contested by the Corporation within 60 days from the commencement thereof or if the

            Corporation shall seek relief or consents to the filing of a petition against it under any law which involves any compromise of any creditors rights against the Corporation or if the Corporation shall file a notice of intention to make a proposal under any such statute or law.

7. The Holder may in writing (and not otherwise) waive any breach by the Corporation of any of the provisions contained in this debenture or any default by the Corporation in the observance or performance of any provision of this debenture; provided always that no waiver by the Holder shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default, whether of the same or a different nature, or the rights resulting therefrom.

8. No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

9. The delay or omission of the Holder to exercise any recourse mentioned above shall not invalidate any such recourse nor be interpreted as a waiver or any default hereunder.

10. The Corporation shall assume and pay all reasonable costs, charges and expenses including reasonable solicitors' fees and disbursements as between solicitor and his own client which may be incurred by the Holder in respect of any proceedings taken or things done by the Holder or on its behalf in connection with this debenture to collect all amounts due hereunder or otherwise exercise its rights. and the Corporation shall consent to those costs, charges and expenses being reasonably charged.

F.    Rights of the Holder

11. The Holder, without exonerating in whole or in part the Corporation, may grant time, renewals, extensions, releases and discharges to, may take securities from and give the same and any or all existing securities up to, may abstain from taking securities from or from perfecting securities of, may accept compositions from, and may otherwise deal with the Corporation and all other persons and securities as the Holder (and the Corporation if its consent thereto is required) may see fit.

12. The Holder may not assign any of its rights hereunder without the prior written consent of the Corporation unless such assignment is in favour of the Caisse de depot et placement du Quebec or an affiliate thereof, in which case no consent shall be required. The Corporation may not assign any of its obligations hereunder without the prior written consent of the Holder.

G.    Miscellaneous

13. If one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. Upon payment by the Corporation, its successors or permitted assigns, of all indebtedness and liability of the Corporation to the Holder evidenced hereby and the fulfilment of all other obligations of the Corporation to the Holder hereunder, the Holder shall release and surrender this debenture to the Corporation for cancellation.

15. This debenture shall be construed in accordance with and be governed by the laws of the Province of Quebec. For the purpose of legal proceedings, this debenture shall be deemed to have been made in the said Province and to be performed there and the courts of that Province shall have jurisdiction over all disputes which may arise under this debenture. The Corporation hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts, provided always that nothing herein contained shall prevent the Holder from proceeding at its election against the Corporation in any other province, country or jurisdiction.

16. The headings in this debenture are included for convenience of reference only, and shall not constitute a part of this debenture for any other purpose.

17. This debenture and all its provisions shall enure to the benefit of the Holder, its successors and permitted assigns, and shall be binding on the Corporation, its successors and permitted assigns.

18. Any demand or notice by the Holder in connection with this debenture may be made or given by delivering or mailing or sending the same to the Corporation at 725 Montee de Liesse, Ville St-Laurent, Quebec, H4T 1P5 to the attention of Mr. H. Greg Chamandy with a copy to Hart, Saint-Pierre, 1 Place Ville-Marie, Suite 2125, Montreal, Quebec H3B 2C6, to the attention of Gino Martel and by the Corporation to the Holder in the same fashion at 1981 avenue McGill College, Montreal, Quebec H3A 3C7, to the attention of Vice-President, Legal Affairs, shall be deemed to have been received by the Corporation or the Holder, as the case may be, on the date of delivery or the third business day following the date of such mailing.

19. In construing this debenture, the term "successors" shall include, without limiting its meaning, any corporation resulting from the amalgamation of a corporation with another corporation.

IN WITNESS WHEREOF the Corporation has executed this debenture as of the 1st day of February, 1999.


                                    GILDAN ACTIVEWEAR INC.


                                    by:
                                        ------------------------------
                                        Chairman and Chief Executive
                                        Officer